                                                                    Exhibit 23.1


                       Consent of Independent Accountants


The Board of Directors,
InterDent, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-78511, 333-78509, 333-75491) on Form S-8 of InterDent, Inc. of our report dated February 14, 2000, relating to the consolidated balance sheets of InterDent, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of InterDent Inc. Our report refers to the report of other auditors for the separate financial statements of Dental Care Alliance, Inc. as of December 31, 1998 and for each of the years in the two-year period ended December 31, 1998 included in the 1998 and 1997 financial statements restated for the 1999 pooling of interests between InterDent, Inc., Gentle Dental Service Corporation, and Dental Care Alliance, Inc.



                                            /s/ KPMG LLP


Orange County, California
March 27, 2000


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